Exhibit 23.2

Consent of Independent Registered Accounting Firm

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Pacific Coast Oil Trust and Pacific Coast Energy Company LP of our report dated March 5, 2012, relating to the financial statements of Pacific Coast Energy Company LP, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 16, 2012